UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

VERB TECHNOLOGY COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Court

Las Vegas, Nevada 89138

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (855) 250-2300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 28, 2025, Verb Technology Company, Inc. (the “Company”) entered into a Binding Term Sheet (the “Binding Term Sheet”) with Lyvecom, Inc. (“Lyvecom”) and the shareholders of Lyvecom (the “Lyvecom Shareholders”) to acquire all the outstanding capital stock of Lyvecom. Lyvecom is AI-driven video commerce platform, a comprehensive description of which is set forth in the Company’s press release dated March 4, 2025, annexed as Exhibit 99.1 to this Current Report on Form 8-K. The purchase price for the shares of capital stock of Lyvecom is $3,000,000 in cash, the repayment of $1,125,000 to certain investors in Lyvecom’s Simple Agreement for Future Equity (S.A.F.E.) instruments, the payment of $100,000 to a third party to satisfy his existing loan to Lyvecom, and the issuance shares of the Company’s common stock (the “Shares’) having a value of $1,000,000 on the closing date; provided the number of Shares to be issued may not exceed 19.9% of the Company’s outstanding shares of common stock on such date (the “Cap”). The Binding Term Sheet provides that in the event, as a result of the Cap, the Shares to be issued to the Lyvecom Shareholders on the closing date shall have a value of less than $1,000,000, the shortfall will be paid by the Company to the Lyvecom Shareholders in cash. The Binding Term Sheet also provides for an earn-out payment to the Lyvecom Shareholders of up to an additional $3,000,000 in cash over a 24-month earn-out period based on various performance metrics.

The Binding Term Sheet provides that the parties will use their best efforts to enter into one or more definitive agreements that incorporate all of the terms of the Binding Term Sheet and that pursuant to the definitive agreements the parties will consummate the transaction upon completion of Lyvecom’s audit for the years ended December 31, 2024 and December 31, 2023 and the satisfaction of the other conditions to closing to be set forth herein.

If the transaction is not consummated by June 30, 2025, then either Company or Lyvecom have the right to terminate the Binding Term Sheet by written notice to the other; provided, that if the reason the transaction has not been consummated is because Lyvecom shall have failed to deliver its audited financial statements to the Company on or before May 30, 2025, then Lyvecom will reimburse the audit fees incurred by the Company in respect of such audit, which reimbursement may be made by providing a 100% credit to the Company in the amount of the audit fees against the monthly fees otherwise payable by the Company to Lyvecom pursuant to an existing services agreement for interactive video content between the parties. The existing services agreement is terminated upon the closing of the transaction.

In connection with the transaction, the Binding Term Sheet provides that the Company will enter into a two-year employment agreement with Maxwell Drut serve as MARKET.live’s Chief Technology Officer. Pursuant to the employment agreement, Mr. Drut will receive an annual base salary of $250,000 and with a bonus target of 25% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors.

The foregoing description of the Binding Term Sheet and the transaction contemplated by the Binding Term Sheet does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Binding Term Sheet, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On March 4, 2025, the Company issued a press release regarding the Lyvecom transaction. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Binding Term Sheet by and among Verb Technology Company, Inc., Lyvecom, Inc. and the shareholders of Lyvecom, Inc.
99.1	Press Release issued by Verb Technology Company, Inc. dated March 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2025	VERB TECHNOLOGY COMPANY, INC.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer

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